Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AmTrust Financial Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-134960) of AmTrust Financial Services, Inc. of our report dated March 14, 2007, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
New York, New York

March 14, 2007